As filed with the Securities and Exchange Commission on April 13, 2023

Registration No. 333-268190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No.4)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

colorado	5149	84-1085935
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

+(86) 313-6732526
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Corporation Service Company

1900 W. Littleton Boulevard

Littleton, Colorado 80120

Tel: (303) 832 7579

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

Vincent J. McGill, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (516) 220-6569	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment is being filed to amend Exhibit 107 to this Registration Statement to reflect the reduction in the contemplated size of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, China, on April 12, 2023.

AIXIN LIFE INNTERNATIONAL, INC.

/s/ Quanzhong Lin
Quanzhong Lin
CEO, President, Secretary and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to this registration statement to be signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quanzhong Lin	CEO, President, Secretary and Director	April 12, 2023
Quanzhong Lin	(Principal Executive Officer)

/s/ Tianfeng Li	CFO and Treasurer	April 12, 2023
Tianfeng Li	(Principal Financial and Accounting Officer)

*	Independent Director	April 12, 2023
Yao-Te Wang

*	Independent Director	April 12, 2023
Christopher Lee

*	Independent Director	April 12, 2023
Huiliang Jiao

/s/ Quanzhong Lin
●	By Quanzhong Lin, Attorney-in-Fact